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                                                               EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 20, 1998, on the financial statements of the Company for the years ended December 31, 1996 and December 31, 1997 included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Company's registration statement on Form S-3.

                                /S/ PLANTE & MORAN, LLP
PLANTE & MORAN, LLP



July 2, 1998
Grand Rapids, Michigan